Exhibit 21.01

West Corporation and subsidiaries as of December 31, 2012

Name	State of Organization	DBAs	DBA state

West Corporation	Delaware	West Corporation (Delaware)	FL, NE, MO

		West Corporation – Delaware	MN

		West Corporation of Delaware	NJ

		West Corporation of Nebraska	TX

InterCall, Inc.	Delaware	Conferencecall.com	AL, Los Angeles County Clerk, CA, Santa Clara County CA, LA County CA, Contra Costa County CA, San Francisco County, CA, CO, Hartford City Clerk, CT, Kent County DE, New Castle County DE, Sussex County DE, DC Department of Consumer & Regulatory Affairs, FL, Coweta County GA, Troup County GA, Fulton County GA, HI, IA, IL, IN, KY, Boston County Clerk MA, MN, MD, MI, MO, NE, NV, NH, NJ, NY, Wake County NC, ND, OH, OR, PA, RI, TN, Travis County TX, Harris County TX, UT, Arlington County VA, WA, WI

		The Teleconferencing Center	AL, Los Angeles County Clerk, CA, Orange County CA, Santa Clara County CA, LA County CA, Contra Costa County CA, San Francisco County, CA, CO, Hartford City Clerk, CT, Kent County DE, New Castle County DE, Sussex County DE, DC Department of Consumer & Regulatory Affairs, FL, Coweta County GA, Troup County GA, Fulton County GA, HI, IA, IL, IN, KY, Boston County Clerk MA, MN, MD, MI, MO, NE, NV, NH, NJ, NY, WAke County NC, ND, OR, PA, RI, Travis County TX, Harris County TX, UT, Arlington County VA, WA, WI

		ECI Conference Call Services	NJ

		West Conferencing Services, Inc.	TX

		InterCall Teleconferencing, Inc.	NJ

Intrado, Inc.	Delaware	911Link	AZ, AR, Sacramento County, CA CO, City of Hartford CT, Kent County, DE, New Castle County, DE, Sussex County, DE, DC, FL, Gwinnett County, GA, HI, ID, IL, IN, IA, KY, ME, MD, Boston City Clerk, MA, MI, MN, MS, MO, MT, NE, Clark County, NV, NH, NJ, NY, Wake County, NC, ND, Oh, OK, OR, PA, RI, SD, TN, Travis County, TX, UT, VT, VA, WA, WY, AK

West Asset Management, Inc.	Delaware	WAM West Asset Management, Inc.	PA, TX

		WAM West Asset Management	NH

		Accent Cost Containment Solutions	AZ, FL, Gwinnett County GA, HI, IL, MD, NE, OH, OR, Travis County TX, VT, WV, AK, UT, SD, MO, FL, MT, NH, TN, ND, NJ, KY, Clark County, NV, Sacramento County, CA, KS, SC, MA, MI, WY, MN, LA, WI, NM, AL

West At Home, LLC	Delaware	West At Home, LLC of Delaware	LA

		WBS At Home	AR, AZ, CO, New Castle County DE, FL, Gwinnett County GA, IA, IN, KY, MD, MI, MN, MO, Wake County NC, NE, NJ, OK, PA, TN, TX, Richmond County VA, WV

West Business Solutions, LLC		West Business Services, Insurance Sales, LLC	Sacramento County Clerk, CA

		West Business Services Limited Partnership	WY

		West Engagement Services, LLC	CA, FL, NE

		West Business Solutions (Delaware)	NH

		West Language Services	CO, Trumbull County CT, Kent County DE, New Castle County DE, Sussex County DE, Gwinnett County GA, NE, NJ, PA, TX, Travis County TX

West Direct, LLC	Delaware	Legal Rewards	CT, NE

		Major Savings	CT, NE

		Savings Direct	CT, NE

		Essential Savings	Trumbull County, CT, NE

		TeleConference USA	CO, CT, GA, NE, TX

		West Direct Government Services	CO, Trumbull County CT, Kent County DE, New Castle County DE, Sussex County DE, Gwinnett County GA, NE, PA, TX, Travis County TX

West Facilities, LLC	Delaware	Delaware Facilities Corporation	TX

West IP Communications, Inc.	Delaware	Smoothstone IP Communications	AL, CO, CT, Kent County DE, New Castle County DE, Sussex County DE, FL, Gwinnett County GA, IN, KY, LA, MA, ME, MI, Wake County NC, NE, NH, OH, PA, TN, UT, WA, WV

West Notifications, Inc.	Delaware	TeleVox Software	Pending

		Twenty First Century Communications	Pending

		West Notifications Group	Pending

A Better Conference, Inc.	Delaware	None

Annex Holdings HC Corporation	Delaware	None

Asset Direct Mortgage, LLC	Delaware	None

BuyDebtCo, LLC	Nevada	None

Conferencecall Services India Private Limited	India	None

Cosmosis Corporation	Colorado	None

Genesys (Beijing) Technology Consulting Co., Ltd.	China	None

Genesys (Beijing) Technology Consulting Co., Ltd., Shanghai Branch	Shanghai (branch only– not a separate entity)	None

Genesys Conferencing Limited	United Kingdom	None

Genesys Conferencing Ltd.	Canada	None

Genesys Conferencing ServiÇos de TelecomunicaÇões, Lda	Portugal	None

Holly Australia Pty. Ltd.	Australia	None

Holly Connects, Inc.	Delaware	None

Hypercube Telecom, LLC	Delaware	None

Hypercube, LLC	Delaware	None

InterCall Asia Pacific Holdings Pte. Ltd.	Singapore	None

InterCall Australia Pty. Ltd.	Australia	None

InterCall Canada, Inc.	Canada	None

InterCall Conferencing Mexico, S. de R.L. de C.V.	Mexico	None

InterCall Conferencing Services Limited	United Kingdom	None

InterCall Conferencing Services Mexico, S. de R.L. de C.V.	Mexico	None

InterCall de Mexico, S. de R.L.de C.V.	Mexico	None

InterCall Europe Holdings SAS	France	None

InterCall Europe SAS	France	None

InterCall Filial Af InterCall Sweden Ab, Sverige	Denmark (branch only – not a separate entity)	None

InterCall France Holdings SAS	France	None

InterCall France SAS	France	None

InterCall GmbH	Germany	None

InterCall Hong Kong Limited	Hong Kong	None

InterCall India Conference Services Private Limited	India	None

InterCall Japan KK	Japan	None

InterCall Korea Co., Ltd.	Korea	None

InterCall Netherlands	Netherlands (branch only – not a separate entity)	None

InterCall New Zealand Limited	New Zealand	None

InterCall S.R.L.	Italy	None

InterCall SA	Belgium	None

InterCall Services Malaysia Sdn. Bhd.	Malaysia	None

InterCall Singapore Pte. Ltd.	Singapore	None

InterCall Spain S.A., Sociedad Unipersonal	Spain	None

InterCall Sweden AB	Sweden	None

InterCall Sweden Aktiebolag, Filial i Finland	Finland (branch only – not a separate entity)	None

InterCall Sweden Norsk Avdelning av Utelandsk Foretak	Norway (branch only – not a separate entity)	None

InterCall Telecom Ventures, LLC	Delaware	None

Intrado Canada, Inc.	Canada	None

Intrado Command Systems, Inc.	New Jersey	None

Intrado Communications Inc.	Delaware	None

Intrado Communications of Virginia Inc.	Virginia	None

Intrado Inc.	Delaware	None

Intrado Information Systems Holdings, Inc.	Delaware	None

Intrado International, LLC	Delaware	None

Intrado Systems Corp.	Georgia	None

Jamaican Agent Services Limited	Jamaica	None

May Family Investments Limited	United Kingdom	None

Northern Contact, Inc.	Delaware	None

Positron Public Safety Systems Inc.	Argentina (branch only – not a separate entity)	None

Preferred One Stop Technologies Limited	United Kingdom	None

Rubik Acquisition Company, LLC	Delaware	None

Stargate Management LLC	Colorado	None

The Debt Depot, LLC	Delaware	None

Twenty First Century Communications of Canada, Inc.	Ohio	None

Twenty First Century International Services, LLC	Ohio	None

Unisfair Ltd.	Israel	None

West Asset Purchasing, LLC	Nevada	None

West Contact Services Mexico, S. de R.L. de C.V.	Mexico	None

West Contact Services, Inc.	Philippines	None

West Direct II, Inc.	Arizona	None

West Education Foundation	Nebraska	None

West Interactive Corporation	Delaware	None

West Interactive Corporation II	Delaware	None

West Interactive Pty. Ltd.	Australia	None

West International Corporation	Delaware	None

West International Holdings Limited	United Kingdom	None

West Netherlands B.V.	Netherlands	None

West Netherlands C.V.	Netherlands	None

West Netherlands Cooperatief U.A.	Netherlands	None

West Professional Services, Inc.	Delaware	None

West Receivable Services, Inc.	Delaware	None

West Receivables Holdings LLC	Delaware	None

West Receivables LLC	Delaware	None

West Receivables Purchasing LLC	Nevada	None

West Teleconferências e Comunicações Ltda.	Brazil	None

West Telemarketing Canada, ULC	Canada	None

Worldwide Asset Purchasing, LLC	Nevada	None